                                                                    EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                     (In millions, except per-share amounts)
                                   (Unaudited)

                                                                      12 Weeks Ended
                                                      -----------------------------------------------
                                                         September 9, 2000       September 11, 1999
                                                      -----------------------   ---------------------
                                                      Diluted       Basic        Diluted     Basic
                                                      --------    ---------     ---------   ---------
Net income                                            $  270.0      270.0          223.4      223.4
                                                      ========      =====        =======      =====
Weighted average common shares outstanding               497.9      497.9          497.6      497.6
                                                                    =====                     =====
Common share equivalents                                  13.8                      15.8
                                                      --------                   -------
   Weighted average shares outstanding                   511.7                     513.4
                                                      ========                   =======

Earnings per share                                    $   0.53       0.54           0.44       0.45
                                                      ========       ====        =======      =====
Calculation of common share equivalents:

      Options and warrants to purchase common shares      37.6                      36.1

      Common shares assumed purchased with potential
         proceeds                                        (23.8)                    (20.3)
                                                      --------                   -------
      Common share equivalents                            13.8                      15.8
                                                      ========                   =======

Calculation of common shares assumed purchased with potential proceeds:

      Potential proceeds from exercise of options
         warrants to purchase common shares and       $1,125.0                   1,014.2

      Common stock price used under the treasury
         stock method                                 $  47.27                     49.94

      Common shares assumed purchased with
         potential proceeds                               23.8                      20.3

                          SAFEWAY INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                     (In millions, except per-share amounts)
                                   (Unaudited)


                                                                      36 Weeks Ended
                                                      -----------------------------------------------
                                                         September 9, 2000         September 11, 1999
                                                      ----------------------      --------------------
                                                       Diluted         Basic      Diluted        Basic
                                                       --------        -----      --------       -----
Net income                                               $792.8        792.8      $  665.7       665.7
                                                       ========        =====      ========       =====
Weighted average common shares outstanding                496.1        496.1         495.6       495.6
                                                                       =====                     =====
Common share equivalents                                   13.9                       17.5
                                                       --------                   --------
Weighted average common shares and common
   share equivalents                                      510.0                      513.1
                                                       ========                   ========

Earnings per common share and common
   share equivalent:

      Net income                                          $1.55         1.60      $   1.30        1.34
                                                       ========        =====      ========       =====

Calculation of common share equivalents:

      Options and warrants to purchase common shares       37.9                       37.8
      Common shares assumed purchased with potential
         proceeds                                         (24.0)                     (20.3)
                                                       --------                   --------
      Common share equivalents                             13.9                       17.5
                                                       ========                   ========

Calculation of common shares assumed purchased with potential proceeds:

      Potential proceeds from exercise of options
         and warrants to purchase common shares        $1,036.3                   $1,053.4
      Common stock price used under the treasury
         stock method                                  $  43.18                   $  51.87
      Common shares assumed purchased with
         potential proceeds                                24.0                       20.3